UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

Intellisync Corporation

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 5. Other Events and Regulation FD Disclosure.

Intellisync Corporation (the “Company”) updates its risk factors as attached in Exhibit 99.1, which are incorporated by reference herein.

Based on preliminary information available, the Company had previously reported in Form 8-K filed with the Securities & Exchange Commission on December 31, 2003, a purchase price of $69,617,000 to acquire all of the issued and outstanding stock of Synchrologic, Inc. On December 29, 2003, the Company completed the merger with Synchrologic. As a result of further information now available, the Company has determined that its preliminary purchase price estimate should have been $67,220,000. The effect of the $2,397,000 adjustment to the preliminary purchase price would be to reduce the pro forma combined goodwill from $58,003,000 to $55,606,000, thereby reducing pro forma combined total assets from $117,729,000 to $115,332,000, and pro forma combined total stockholders’ equity from $101,813,000 to $99,416,000 in the unaudited pro forma combined consolidated condensed financial statements in the aforementioned Form 8-K.

The above preliminary purchase price for Synchrologic is subject to further revision as more detailed analysis is completed and additional information on the fair values of Synchrologic’s assets and liabilities becomes available. Any change in the fair value of the net assets of Synchrologic will further change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the preliminary pro forma adjustments.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title
99.1 1	Risk Factors of Intellisync Corporation.

1	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2004	INTELLISYNC CORPORATION

	By:	/s/ J. KEITH KITCHEN
J. Keith Kitchen
Vice President of Finance and Administration
and Chief Accounting Officer
(Principal Financial and Accounting Officer)